Exhibit 3.3
ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (776) 684 5708 Website: secretaryofstate.biz Articles of Organization Limited-Liability Company (PURSUANT TO NRS 86) Filed in the office ofDocument Number 20070214855-24 Ross Miller Secretary of State State of Nevada Filing Date and Time
03/28/2007 1:34 PM Entity Number
E0219522007-6 Use BLACK INK ONLY — DO NOT HIGHLIGHT
ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-liability Company: /must contain approved wording: see instructions) Diamond Resorts Parent, LLC
Check box if a Series Limited-Uabillty Company 2. BasMaoLAsmt
Nama and Street (must be a Nevada address when process may be
Richard Cloobeck Name
J374S Las Vegas Blvd., S (MANDATORY) Physical Street Address
II Las Vegas City
Nevada 89109
Zip Code
(OPTIONAL) Mailing Address
City
State Zip Code
3. Dissolution Data: (OPTIONAL, see
Latest date upon which the company Is to dissolve (if existence Is not perpetual):
4. mmumwii,,
Company shall be managed by
Managers) OR I I Members
(check only one box)
6. Noma and Address of each Manager or Manaama Member ftlttrtwWwtfpw If more than 3)
Stephen J. Cloobeck Name
?74S Las Vegas Blvd., S Address
Las Vegas City
NV 89109 State Zip Code
Name
Address
City
State Zip Code
Name
Address
City
State Zip Code
Name. Address and Signature of Qnuatan
(attoebaddieintlcm If mora than 1)
Kimberly A. Perette Name
3745 Las Vegaa Blvd., S
NV 89109
7. QsiMssisM Acceptance of Appointment of Resident flgenti
Address Authorized Signature of R.A. or On Behalf of R.A. Company
State Zip Code
This form must be accompanied by appropriate fees.
Nevada Secretary of Sfata Form LLC Arts 2007 Revised on 01/01/07